Exhibit 99.1

REVOCABLE PROXY

PREMIER COMMUNITY BANK OF FLORIDA

900 53rd Avenue East
Bradenton, Florida 34203

This Proxy is solicited on behalf of the Board of Directors of Premier Community Bank of Florida, a Florida banking corporation (the “Bank”), for use at the Annual Meeting of Shareholders of the Bank to be held on [●], at [●], and at any postponements or adjournments thereof (the “Annual Meeting”).

The undersigned, being a holder of common stock of the Bank, hereby appoints James F. Kuhlman and Brian M. Watterson, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them, or either of them, to represent the undersigned at the Annual Meeting and to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, on the following matters in accordance with the following instructions:

1.

To authorize, approve and adopt the Agreement and Plan of Merger dated March 20, 2018, by and among National Commerce Corporation, National Bank of Commerce (“NBC”) and the Bank, pursuant to which the Bank will merge with and into NBC on and subject to the terms and conditions contained therein.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

2.

To approve one or more adjournments of the Annual Meeting, if necessary or appropriate, in order to permit further solicitation of proxies if there are not sufficient votes to approve the merger agreement at the time of the Annual Meeting.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.

To elect five directors, who will serve until the consummation of the merger, or if the merger is not consummated and the merger agreement is terminated, for a term of three years and until their respective successors are elected and qualified.

		FOR	AGAINST	ABSTAIN
	Jon B. Baldwin	☐	☐	☐
	Kirk G. Boylston	☐	☐	☐
	David M. Dignam	☐	☐	☐
	Lee Martino	☐	☐	☐
	Norman J. Pinardi	☐	☐	☐

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

☐ Please mark here if you plan to attend the Annual Meeting.

CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE.

The undersigned acknowledges that the Annual Meeting may be postponed or adjourned to a date subsequent to the date set forth above and intends that this Proxy shall be effective at the Annual Meeting after such postponement(s) or adjournment(s). This Proxy is revocable, and the undersigned may revoke it at any time by delivery of written notice of such revocation to the Bank prior to the date of the Annual Meeting or by attendance at the Annual Meeting and voting in person.

This Proxy, when properly executed, will be voted in the manner directed by the undersigned. If no direction is made, this Proxy will be voted FOR Proposal 1, FOR Proposal 2, FOR each of the nominees named in Proposal 3, and, with respect to such other matters as may come before the meeting and any postponements or adjournments thereof, as the said Proxy holders deem advisable, to the extent that the shares are entitled to vote.

PLEASE SIGN EXACTLY AS NAME APPEARS ON STOCK CERTIFICATE(S)

Dated:

Signature

Printed Name/Title

Signature

Printed Name/Title

NOTE: Please sign exactly as name appears on stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, DATE AND SIGN THIS PROXY AND

RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.